Exhibit 10

Independent Auditors’ Consent

The Board of Directors
First Citicorp Life Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Independent Auditors”. The December 31, 2002, financial statements and schedules (statutory basis) of First Citicorp Life Insurance Company were prepared using accounting practices prescribed or permitted by the New York State Insurance Department.

Our report covering the December 31, 2002, financial statements and schedules (statutory basis) of First Citicorp Life Insurance Company states that the financial statements and schedules (statutory basis) are not presented fairly, in conformity with accounting principles generally accepted in the United States of America. However, the December 31, 2002, financial statements and schedules (statutory basis) of First Citicorp Life Insurance Company are presented fairly in all material respects in conformity with accounting practices prescribed or permitted by the New York State Insurance Department. This report also refers to changes in accounting as a result of the New York State Insurance Department adopting the National Association of Insurance Commissioners’ statutory accounting practices, except that it retained the prescribed practices of not permitting the recording of deferred tax assets or liabilities and not recognizing prepaid expenses in 2001, and the New York State Insurance Department adopting the National Association of Insurance Commissioners’ statutory accounting practices related to deferred income tax assets and liabilities in 2002.

/s/ KPMG LLP

Hartford, Connecticut
April 30, 2003